UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     March 25, 2014

FIRST FOUNDATION, INC.

Exact name of registrant as specified in its charter)

California	000-55090	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18101 Von Karman Avenue, Suite 700 Irvine, CA 92612		92612
(Address of principal executive offices)		(Zip Code)

(949) 202-4160

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported, in April 2013 First Foundation Inc. (the “Company” or “we,” “us” or “our”) entered into a loan agreement (the “Loan Agreement”) pursuant to which we obtained a five-year term loan in the amount of $7.5 million from NexBank SSB, a commercial savings bank headquartered in Dallas, Texas (“NexBank”).

On March 25, 2014, we entered into a First Amendment to Loan Agreement pursuant to which we obtained an additional $15,000,000 of borrowings from NexBank. As a result, as of March 31, 2014, the outstanding principal amount of the loan (net of previous principal payments by us) will be $21,875,000. The First Amendment did not alter any of the terms of the Loan Agreement or the loan, other than the $15,000,000 increase in the principal amount of the loan (and, as so increased, the “Loan”) and a corresponding increase in the amount of the monthly installments of principal and interest payable on the Loan.

Set forth below is a summary of the material terms of the Loan, as amended by the First Amendment to Loan Agreement (the First Amendment”). That summary is not intended to be complete and is qualified in its entirety by reference to the following documents which, by this reference are incorporated into this Current Report: (i) the Loan Agreement, which is appended as Exhibit 10.13 to the Company’s Form 10 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on October 16, 2013 pursuant to the Securities Exchange Act of 1934, and (ii) the First Amendment and an Amended and Restated Promissory Note issued by the Company pursuant to the First Amendment, which are attached as Exhibits 10.98 and 10.99, respectively, to this Current Report.

Payments of Principal and Interest. The Loan is payable by us in 49 monthly installments of principal, each in the amount of approximately $198,864, plus accrued and unpaid interest, commencing on April 1, 2014 and continuing to and including April 1, 2018, with a final installment in the amount of $12,130,682 plus accrued and unpaid interest, due and payable on May 1, 2018, which is the maturity date of the Loan. We have the right, however, to prepay the loan from time to time in part or any time in whole, without our having to pay any premium or penalty. The Loan bears interest at a rate equal to 90 day Libor plus 4.0%.

Security for the Loan. The Loan is secured by a pledge by us to NexBank of all of the outstanding stock of First Foundation Bank, our wholly-owned bank subsidiary (“FFB”). In the event we fail to pay the principal of or interest on the Loan when due, NexBank will have the right to sell our FFB shares to recover the amounts that are owed to it under the Loan Agreement, subject to its compliance with the applicable requirements of the Uniform Commercial Code.

Acceleration Events. The Loan Agreement provides that the unpaid principal amount of the Loan may be accelerated by NexBank and, therefore, become immediately due and payable in full, together with any accrued but unpaid interest, on the occurrence of certain specified events, which include the following: (i) a failure to pay any installment of principal or interest unless cured within ten days thereafter or to meet any non-monetary covenant under the Loan Agreement unless cured within 30 days; (ii) any of the Company’s representations or warranties in the Loan Agreement prove to have been materially untrue when made; (iii) the entry of a non-appealable judgment against the Company in an amount exceeding $250,000 or against any of the Company’s subsidiaries in an amount exceeding $1.0 million; (iv) the Company’s failure to pay any debt owed by it in an amount exceeding $250,000 unless cured within any applicable grace period; (v) the occurrence of an material adverse change to the financial condition, results of operations or prospects of the Company and its subsidiaries considered on a consolidated basis; (vi) the occurrence of a change of control of the Company, or (vii) the Company or any of its Subsidiaries files for bankruptcy protection or has a petition in bankruptcy filed against it that is not dismissed within 60 days.

Scott F. Kavanaugh, our Chief Executive Officer and a member of our Board of Directors, is and since December 2013 has been a director of NexBank and its parent holding company, NexBank Capital, Inc. However, the First Amendment did not alter any of the terms of the Loan Agreement, other than increasing the amount of the Loan and, correspondingly, the amount of the monthly principal installments, and the Loan Agreement and the material terms of the Loan were approved by our Board of Directors several months prior to the time Mr. Kavanaugh joined the boards of directors of NexBank and NexBank Capital.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by this reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2014, Michael Criste, Henry Tchen and Douglas Freeman voluntarily tendered their resignations as members of the Company’s Board of Directors to enable the size of the Board to be reduced from a total of 13 to a total of 10 members. This reduction was recommended by the Board’s Nominating and Governance Committee which concluded that the Board would, as a result, be able to function more efficiently and that the reduction in the number of directors would bring the size of the Company’s Board more in line with boards of other comparably-sized companies (in terms of assets and scope of operations).

Douglas Freeman will continue as a Senior Managing Director of First Foundation Advisors, the Company’s investment and wealth management subsidiary (“FFA”).

As a result of those resignations, the Board is now comprised of six independent directors and four non-independent directors (including Ms. Collins, who served as an executive officer of FFA until her retirement in December 2011).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit.

Exhibit No.	Description of Exhibit

10.98	First Amendment to Loan Agreement with NexBank.

10.99	Amended & Restated Promissory Note issued by the Company to NexBank pursuant to the First Amendment to Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION, INC.

Date: March 27, 2014	By:	/s/ JOHN M. MICHEL
John M. Michel
Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS
Exhibit No.	Description of Exhibit

10.98	First Amendment to Loan Agreement with NexBank.

10.99	Amended & Restated Promissory Note issued by the Company to NexBank pursuant to the First Amendment to Loan Agreement.

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